Exhibit 99.1

9 Meters Biopharma, Inc. to participate in BMO Capital Markets’
“Hidden Gems in Healthcare Conference Call Series”
- Conference Call Scheduled for July 9, 2020 -
Raleigh, NC, July 02, 2020 - 9 Meters Biopharma, Inc. (Nasdaq: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, today announced that the Executive Management team will participate in the Hidden Gems in Healthcare Conference Call Series hosted by Gary Nachman and BMO Capital Markets on Thursday, July 9, 2020. Please see additional details below:
Hidden Gems in Healthcare Conference Call Series

    Date:               Thursday, July 9th, 2020
Time:               11:00 am Eastern Time

    Title:        9 Meters: A New Champion in GI for Rare, Orphan and Unmet Needs

    Speakers:     John Temperato, President & CEO
            Edward Sitar, CFO
            Patrick Griffin, MD, FACS, CMO
            Sireesh Appajosyula, PharmD, SVP Corporate Development & Operations

Conference     Toll Free Dial-In:   800-348-8995
Details:         Local Dial-In:      973-528-0026
        Entry Code:      540307

Replay         Toll Free Dial-In: 800-332-6854
Details:        Local Dial-In:      973-528-0005
Entry Code:      540307

An audio replay of the call will be accessible on the Events page of the Investors section on the Company’s website at www.9Meters.com. The audio replay will be available after the conference ends and will be accessible until July 23, 2020.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. (Nasdaq: NMTR or “the Company”) is a rare and unmet needs focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease. 9 Meters is led by a strong management team with a history of bringing novel therapeutics to market, and the Company owns all global rights to their products, which are backed by more than 150 patents worldwide. For more information, please visit www.9meters.com.

Exhibit 99.1

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the potential effects of the ongoing coronavirus outbreak and related mitigation efforts on the Company's clinical, financial and operational activities; the Company's continued listing on Nasdaq; expectations regarding future financings; the future operations of the Company; the nature, strategy and focus of the Company; the development and commercial potential and potential benefits of any product candidates of the Company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; the Company having sufficient resources to advance its pipeline; and any other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or proposed merger and future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate contact
Edward J. Sitar, Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577

Source: 9 Meters Biopharma, Inc.